EXHIBIT 23.8


                       Consent of PaineWebber Incorporated

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Styleclick, Inc. of our Opinion dated January 24, 2000, with respect to the fairness of the consideration to be received by the shareholders, from a financial point of view, which appeared as an exhibit to the Registration Statement on Form S-4 (No. 333-33194) of Styleclick, Inc. and also to the incorporation by reference into the S-8 Registration Statement of summaries and excerpts of that Opinion that appeared in the section of the S-4 Registration Statement entitled "The Proposed Transactions".


                                             /s/ PaineWebber Incorporated
                                             ----------------------------


New York, New York
July 24, 2000